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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Pre-effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-85668) and related Prospectus of The Titan Corporation to be filed on or about May 15, 2003 and to the incorporation by reference therein of our report dated March 8, 2002, with respect to the consolidated financial statements of Jaycor, Inc. included in a Current Report (Form 8-K) of The Titan Corporation, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

San Diego, California
May 9, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS